Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

In connection with the Quarterly Report on Form 10-Q of Xcerra Corporation (the “Company”) for the three months ended January 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ DAVID G. TACELLI
David G. Tacelli Chief Executive Officer and President (Principal Executive Officer)

Dated: March 9, 2017

/S/ MARK J. GALLENBERGER
Mark J. Gallenberger Senior Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial Officer)

Dated: March 9, 2017